EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form S-8 Registration Statement of Financial Media Group, Inc. of our report dated November 22, 2006, relating to the consolidated financial statements of Financial Media Group, Inc. as of and for the year ended August 31, 2006 and for the eight month period ended August 31, 2005, which is incorporated by reference into such Form S-8.

/s/ Kabani & Company, Inc.
Kabani & Company, Inc.

Los Angeles, California
January 18, 2007